Exhibit 10.29

BLACK KNIGHT FINANCIAL SERVICES, LLC

UNIT GRANT AGREEMENT

This Unit Grant Agreement (this “Agreement”) is made as of January 9, 2014 (the “Grant Date”) by Black Knight Financial Services, LLC, a Delaware limited liability company (the “Company”), with John Rood (the “Grantee”). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Amended and Restated Limited Liability Company Agreement of the Company dated as of January 3, 2014, as may be amended from time to time, or any successor agreement thereto (the “LLC Agreement”).

1. Grant of Units; Hurdle Amount. The Company hereby grants to the Grantee, in connection with the Grantee’s performance of services to or for the benefit of the Company in a partner capacity or in anticipation of being a partner, 55,556 Class B Units (the “Units”), subject to the terms and conditions of this Agreement (the “Award”), the Company’s 2013 Management Incentive Plan (a copy of which the Grantee acknowledges having received, the “Plan”) and the LLC Agreement. The Hurdle Amount applicable to the Units as of the date hereof is $1,000,000,000, which equates to $10.00 per Unit. The Hurdle Amount will be increased by the aggregate amount of all Capital Contributions made to the Company after the Grant Date.

2. Vesting; Termination Employment; Forfeiture.

(a) Vesting. Consistent with Section 3.4(a) of the LLC Agreement, subject to the Grantee’s continued Employment through the applicable vesting date, the Grantee shall vest in his or her Units at the rate of 50% on the second anniversary of the Grant Date and 100% on the third anniversary of the Grant Date, provided, however, that all Units will become vested 100% immediately upon the consummation of a Sale of the Company. For the avoidance of doubt, there shall be no partial vesting in the event that the Grantee’s Employment is terminated before a vesting date. For example, no portion of the Award shall vest if the Grantee is terminated before the second anniversary of the Grant Date and a Sale of the Company has not been consummated.

(b) Termination of Employment. Consistent with Section 3.5(a)(ii) of the LLC Agreement, except as may otherwise be provided in an employment agreement with the Grantee, upon the Grantee’s termination of Employment with the Company for any reason, including death or disability, all unvested Units shall be immediately and automatically cancelled and forfeited for no consideration. Vested Units at the time of the Grantee’s termination of Employment with the Company shall remain outstanding in accordance with the terms of this Agreement, the Plan and the LLC Agreement; provided, however, that all Vested Units shall be immediately and automatically cancelled and forfeited for no consideration upon a termination of the Grantee’s employment for Cause. For purposes of this Agreement, the term “Cause” shall have the meaning set forth in the Grantee’s employment agreement or, in the absence thereof, shall mean a termination by the Company based upon the Grantee’s: (i) persistent failure to perform duties consistent with a commercially reasonable standard of care (other than due to a physical or mental impairment or due to an action or inaction directed by the Company); (ii) willful neglect of duties (other than due to a physical or mental impairment or due to an action or inaction directed by the Company); (iii) conviction of, or pleading nolo contendere to, criminal or other illegal activities involving dishonesty or moral turpitude; (iv) material breach of this Agreement; (v) material breach of the Company’s business policies, accounting practices or standards of ethics; (vi)

material breach of any applicable non-competition, non-solicitation, trade secrets, confidentiality or similar restrictive covenant, or (vii) failure to materially cooperate with or impeding an investigation authorized by the Board. The Grantee’s termination for Cause shall be effective when and if a resolution is duly adopted by an affirmative vote of at least  3⁄4 of the Board (less the Grantee), stating that, in the good faith opinion of the Board, the Grantee is guilty of conduct constituting Cause under this Agreement; provided, however, that the Grantee shall have been given reasonable opportunity to cure any act or omission that constitutes Cause if capable of cure unless the Grantee has previously been given an opportunity to cure an act or omission that constitutes Cause. For the avoidance of doubt, the events set forth under clause (iii) above are not capable of cure.

3. Allocations, Distributions; Puts, Calls and other rights. The Grantee’s entitlement to allocations, distributions and other rights with respect to the vested and unvested Units, as applicable (including, without limitation, call rights, put rights, redemption rights, tag-along rights and take-along rights), are set forth in the LLC Agreement. Except as provided in the following sentence, in no event shall the Units be sold or otherwise disposed of (whether pursuant to a call right, put right, or otherwise) within the six-month period (or such other period as may be specified by the Company) following the date the Units vest (the “Holding Period”) to the extent such disposition of the Units during the Holding Period would cause the Award not to be classified as an equity award under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation (or any applicable successor standards). The prior sentence shall not apply to dispositions occurring in connection with a redemption pursuant to Article XI of the LLC Agreement. For the avoidance of doubt, if the Grantee has filed a Redemption Notice pursuant to Article XI with respect to any unvested Units, for purposes of determining the Redemption Price with respect to such unvested Units, such unvested Units shall be deemed to be entitled to receive distributions pursuant to Section 5.2 of the LLC Agreement to the same extent as if they were vested Units.

4. Subject to Terms of LLC Agreement. As a further condition subsequent to the issuance of the Units pursuant to this Agreement, if the Grantee is not already a party to the LLC Agreement, the Grantee shall execute and deliver to the Company a copy of the LLC Agreement or a joinder thereto (substantially in the form attached as Exhibit F to the LLC Agreement), together with such other documents as the Company may require, evidencing the Grantee’s status as a Management Member. The Grantee acknowledges receipt of the LLC Agreement.

5. Grantee’s Representations and Warranties. In connection with the grant of the Units hereunder, the Grantee hereby represents and warrants to the Company that:

(a) The Grantee is acquiring the Units hereunder for the Grantee’s own account with the present intention of holding such securities for investment purposes and that the Grantee has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state or foreign securities laws. The Grantee acknowledges that the Units have not been registered under the Securities Act or applicable state or foreign securities laws and that the Units will be issued to the Grantee in reliance on exemptions from the registration requirements of the Securities Act and applicable state and foreign statutes and in reliance on the Grantee’s representations and agreements contained herein.

(b) The Grantee acknowledges that the Units are subject to the terms and provisions of the LLC Agreement, and acknowledges and consents to be bound by such terms and provisions with respect to the Units, including, without limitation, the applicable provisions set forth in Article III (including the call rights), Article VIII (including the restrictions on transfers), and Article X (including the take-along rights) of the LLC Agreement.

(c) The Grantee is not entitled to any preemptive rights set forth in Article XII of the LLC Agreement.

(d) The Grantee is employed by or otherwise provides services to or for the benefit of the Company.

(e) The Grantee has had an opportunity to ask the Company and its representatives questions and receive answers thereto concerning the terms and conditions of the Units to be acquired by the Grantee hereunder and has had full access to such other information concerning the Company as the Grantee may have requested in making the Grantee’s decision to acquire the Units being issued hereunder.

(f) The Grantee will not sell or otherwise transfer, assign, convey, exchange, mortgage, pledge, grant or hypothecate any Units without registration under the Securities Act (and any applicable federal, state and foreign securities laws) or an exemption therefrom, and provided there exists such a registration or exemption, any such transfer of Units by the Grantee or subsequent holders of Units will be in compliance with the provisions of this Agreement, the Plan and the LLC Agreement.

(g) The Grantee has all requisite legal capacity to carry out the transactions contemplated by this Agreement, the Plan and the LLC Agreement, and the execution, delivery and performance by the Grantee of this Agreement, the Plan and the LLC Agreement and all other agreements contemplated hereby and thereby to which the Grantee is a party have been duly authorized by the Grantee.

(h) The Grantee has only relied on the advice of, or has consulted with, the Grantee’s own legal, financial and tax advisors, and the determination of the Grantee to acquire the Units pursuant to this Agreement has been made by the Grantee independent of any statements or opinions as to the advisability of such acquisition or as to the properties, business, prospects or condition (financial or otherwise) of the Company which may have been made or given by any other Person (including all Persons acquiring Units on the date hereof) or by any agent or employee of such Person and independent of the fact that any other Person has decided to become a holder of Units.

6. Certificates; Legends. The Grantee shall have all the rights of a Management Member with respect to the vested and unvested Units, as applicable, as provided in the LLC Agreement, subject to the restrictions in this Agreement and the Plan. To the extent that the fully vested Units are certificated, the Board or such other escrow holder as the Board may appoint shall retain physical custody of any certificate representing of the fully vested Units issued hereunder until all of the restrictions imposed under this Agreement, the Plan and the LLC Agreement with respect to such fully vested Units expire or shall have been removed. In order to enforce the restrictions imposed upon the fully vested Units under this Agreement, the Plan and the LLC Agreement, the Board shall cause a legend or legends to be placed on any certificates representing the Units that are still subject to restrictions under this Agreement, the Plan and the LLC Agreement, which legend or legends shall make appropriate reference to the conditions imposed thereby. Nothing contained herein shall require the Board or the Company to certificate the fully vested Units.

7. Adjustments. If there shall occur any change with respect to the outstanding Units by reason of any recapitalization, reclassification, unit split, reverse unit split or any merger, reorganization, consolidation, combination, spin-off or other similar change affecting the Units, the Board shall, in the manner and to the extent that it deems appropriate and equitable in its discretion, cause an adjustment to be made in the number of Units granted hereunder, the Hurdle Amount and any other terms hereunder that are affected by the event to the extent necessary to prevent dilution or enlargement of the Grantee’s rights hereunder.

8. Administration. The Board shall have the power to interpret this Agreement and to adopt such rules for the administration, interpretation and application of this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon the Grantee, the Company and all other interested persons.

9. Taxes.

(a) Tax Election. The Grantee shall make an election with the United States Internal Revenue Service under Section 83(b) of the Code not later than 30 days after the Grant Date. A Section 83(b) election form is attached hereto as Exhibit A. The Grantee shall deliver a copy of any such Section 83(b) election to the Company.

(b) No Guarantee of Tax Treatment. Each Unit will be treated as a separate “profits interest” within the meaning of Rev. Proc. 93-27, 1993-2 C.B. 343 (such interest, a “Profits Interest”). Notwithstanding anything to the contrary, distributions to the Grantee pursuant to Section 5.3 of the LLC Agreement shall be limited to the extent necessary so that the Profits Interest of the Grantee qualifies as a “profits interest” under Rev. Proc. 93-27, and the Plan, Award and LLC Agreement shall be interpreted accordingly. In accordance with Rev. Proc. 2001-43, 2001-2 CB 191, the Company shall treat the Grantee as the owner of the Units underlying this Award from the date the Grant Date, and shall file its IRS Form 1065, and issue appropriate Schedule K-1s to the Grantee allocating to the Grantee the Grantee’s distributive share of all items of income, gain, loss, deduction and credit associated with such Profits Interest as if it were fully vested. The Grantee agrees to take into account such distributive share in computing the Grantee’s federal income tax liability for the entire period during which the Grantee holds the Award and/or Units. The Company and the Grantee will not claim a deduction (as wages, compensation or otherwise) for the fair market value of the Profits Interest issued to the Grantee, either at the time of grant of the Award or at the time the Units becomes substantially vested. The undertakings contained in Section 3.4(b) of the LLC Agreement shall be construed in accordance with Section 4 of Rev. Proc. 2001-43. The provisions of Section 3.4(b) of the LLC Agreement shall apply regardless of whether or not the Grantee files an election pursuant to Section 83(b) of the Code.

10. Transferability. The Grantee may not transfer or assign, directly or indirectly, this Agreement or any Units other than as provided under the LLC Agreement. Any purported assignment, transfer or grant by the Grantee, directly or indirectly, of this Agreement or any Units in contravention of this Agreement and the LLC Agreement shall be null and void.

11. Remedies. The parties hereto shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including costs of enforcement) and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that either party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

12. Governing Law. The Act shall govern all questions arising under this Agreement concerning the relative rights of the parties hereto. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The parties hereto hereby irrevocably and unconditionally submit to the exclusive jurisdiction of any State or Federal court sitting in New York, NY over any suit, action or proceeding arising out of or relating to this Plan. The parties hereby agree that service of any process, summons, notice or document by U.S. registered mail addressed to any party shall be effective service of process for any action, suit or proceeding brought against a party in any such court. The parties hereto hereby irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The parties hereto agree that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon any party and may be enforced in any other courts to whose jurisdiction any party is or may be subject, by suit upon such judgment.

13. Counterparts. This Agreement may be executed in any number of multiple counterparts, each of which shall be deemed to be an original copy and all of which shall constitute one agreement, binding on all parties hereto.

14. Successors and Assigns. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of the Company and its successors and assigns, the Grantee and any subsequent holder of the Units granted pursuant to this Agreement, and the respective successors and assigns of each of them, so long as they hold the Units granted pursuant to this Agreement.

15. Entire Agreement; Amendments and Waivers. This Agreement, together with the Plan and the LLC Agreement constitutes the entire agreement between the parties hereto pertaining to the Units and fully supersede any and all prior or contemporaneous agreements or understandings between the parties hereto pertaining to the Units; provided, however, that this Agreement shall not supersede or otherwise affect any employment or other agreement to which the Employee is a party, whether or not such other agreement contains restrictive covenants. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. This Agreement may not be amended except in an instrument in writing signed on behalf of each of the parties hereto and approved by the Board. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

16. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

17. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

18. No Right to Continued Service. Nothing in this Agreement shall confer upon the Grantee any right to continue to provide services to or for the benefit of the Company or any of its Subsidiaries, or shall interfere with or restrict in any way the rights of the Company or any of its Subsidiaries, which are hereby expressly reserved, to terminate the services of the Grantee, at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or any of its Subsidiaries and the Grantee.

19. Conformity to Securities Laws. The Grantee acknowledges that this Agreement and the grant of the Units hereunder is intended to conform to the extent necessary with applicable federal and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Units are granted only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

20. Conflict between this Agreement and the LLC Agreement. In the event of a conflict between any term or provision contained herein and a term or provision of the LLC Agreement, the applicable term and provision of the LLC Agreement will govern and prevail.

21. Restrictive Covenant Agreement. As a further condition subsequent to the issuance of the Units pursuant to this Agreement, and as partial consideration for the grant of the Units, the Grantee has entered into (or if Grantee has not already entered into, Grantee will enter into), and agrees to be bound by, the Confidentiality, Non-Competition, Non-Solicitation and Intellectual Property Agreement attached hereto as Exhibit B.

Executed as of the Grant Date.

BLACK KNIGHT FINANCIAL SERVICES, LLC		GRANTEE

By:	/s/ William P. Foley, II	By:	/s/ John Rood
Name:	William P. Foley, II	Name:	John Rood
Title:	Chairman

Exhibit A

Section 83(b) Election

The undersigned taxpayer elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), to include in gross income as compensation for services the excess (if any) of the fair market value of the property described below over the amount paid for such property.

1.	The name, taxpayer identification number, address of the undersigned, and the taxable year for which this election is being made are:

a.	TAXPAYER’S NAME: John Rood

b.	TAXPAYER’S SOCIAL SECURITY NUMBER:

c.	ADDRESS:

d.	TAXABLE YEAR: Calendar Year 2014

2.	The property that is the subject of this election is a limited liability company membership interest consisting of 55,556 Class B Units of Black Knight Financial Services, LLC (the “Membership Interest”). The Membership Interest is intended to be treated for federal income tax purposes by the Company and its members, including the undersigned, as a “profits interest” within the meaning of Revenue Procedure 93-27 and Revenue Procedure 2001-43 (together, the “Revenue Procedures”) and other related official guidance promulgated by the Internal Revenue Service. Based on the Revenue Procedures, the undersigned believes that the undersigned is not subject to tax upon receipt of the Membership Interest, either at the time of the grant of the Membership Interest or at the time or times when the Membership Interest will vest under the terms of the grant agreement. However, in case it should be determined that any of the conditions necessary for the Revenue Procedures to apply have not been met and that the undersigned’s receipt of the Membership Interest or the vesting thereof is subject to tax under Section 83 of the Code, the undersigned is making this protective election to have the receipt of the Membership Interest taxed under the provisions of §83(b) of the Code at the time the undersigned acquired the Membership Interest.

3.	The Membership Interest was transferred to the undersigned on January 9, 2014 (the “Transfer Date”).

4.	The Membership Interest is subject to the following restriction: the Membership Interest vests over a period of three years from the Transfer Date. If the undersigned ceases to perform services to or for the benefit of the Company and/or its subsidiary, as applicable, for any reason prior to vesting, the unvested Membership Interest will automatically be forfeited and cancelled without any payment with respect thereto.

5.	The fair market value of the property (the Membership Interest) on the Transfer Date with respect to which the election is being made, determined without regard to any lapse restrictions and in accordance with Revenue Procedure 93-27 = $0.

6.	The amount paid by the undersigned for the Membership Interest = $0.

7.	The amount to include in gross income = $0.

The undersigned taxpayer will:

•	Not later than 30 days after the Transfer Date shown in paragraph 3 above, file this election with the Internal Revenue Service office with which the taxpayer’s most recent Federal income tax return was filed.

•	Provide copies of this election to (a) the person for whom the services are performed in connection with which the Membership Interest was transferred, and (b) the person to whom the Membership Interest was transferred, if the recipient of the Membership Interest was not the person performing the services in connection with which the Membership Interest was transferred.

•	Include a copy of this election with his or her Federal income tax return for the taxable year in which the Membership Interest was transferred.

Dated:
Name: John Rood

Exhibit B

CONFIDENTIALITY, NON-COMPETITION, NON-SOLICITATION AND

INTELLECTUAL PROPERTY AGREEMENT

THIS CONFIDENTIALITY, NON-COMPETITION, NON-SOLICITATION AND INTELLECTUAL PROPERTY AGREEMENT (the “Agreement”) is dated as of January 9, 2014 and is entered into by and between Black Knight Financial Services, LLC (the “Company”), and John Rood (the “Employee”). In consideration of the mutual covenants and agreements set forth herein and otherwise stated in the unit grant agreement to which this Agreement is attached as Exhibit B, the parties agree as follows:

1. Purpose. The purpose of this Agreement is to recognize Employee’s significant contributions to the overall financial performance and success of the Company and its affiliates and to protect the Company’s and its affiliates’ business interests through the addition of restrictive covenants.

2. Confidential Information. Employee will occupy a position of trust and confidence and will have access to and learn substantial information about the Company and its affiliates and their respective operations that is confidential or not generally known in the industry including, without limitation, information that relates to purchasing, sales, customers, marketing, the financial and pricing positions and financing arrangements, and the internal business policies and practices of the Company and its affiliates. Employee agrees that all such information is proprietary or confidential, or constitutes trade secrets and is the sole property of the Company and/or its affiliates, as the case may be. Employee will keep confidential and, outside the scope of Employee’s duties and responsibilities with the Company and/or its affiliates, as the case may be, will not reproduce, copy or disclose to any other person or firm, any such information or any documents or information relating to the Company’s or its affiliates’ methods, processes, customers, accounts, analyses, systems, charts, programs, procedures, correspondence or records, or any other documents used or owned by the Company or any of its affiliates, nor will Employee advise, discuss with or in any way assist any other person, firm or entity in obtaining or learning about any of the items described in this section. Accordingly, during the period of Employee’s employment and at all times thereafter Employee will not disclose, or permit or encourage anyone else to disclose, any such information, nor will Employee utilize any such information, either alone or with others, outside the scope of Employee’s duties and responsibilities with the Company and/or its affiliates, as the case may be.

3. Non-Competition.

(a) During Period of Employment. During the period of Employee’s employment with the Company and/or its affiliates, as the case may be, Employee will devote such business time, attention and energies reasonably necessary to the diligent and faithful performance of the services to the Company and/or its affiliates, as the case may be, and will not engage in any way whatsoever, directly or indirectly, in any business that is a direct competitor with the Company’s or its affiliates’ principal business, nor solicit customers, suppliers or employees of the Company or affiliates on behalf of, or in any other manner work for or assist any business which is a direct competitor with the Company’s or its affiliates’ principal business. In addition, during the period of Employee’s employment with the Company and/or its affiliates, as the case may be, Employee will undertake no planning for or organization of any business activity competitive with the work performed as an employee of the Company and/or its affiliates, as the case may be, and Employee will not combine or conspire with any other employee of the Company and its affiliates or any other person for the purpose of organizing any such competitive business activity.

(b) After Termination of Employment. The parties acknowledge that Employee will acquire substantial knowledge and information concerning the business of the Company and its affiliates as a result of employment. The parties further acknowledge that the scope of business in which the Company and its affiliates are engaged as of the date hereof is national and very competitive and one in which few companies can successfully compete. Competition by Employee in that business after the termination of Employee’s employment with the Company and/or its affiliates, as the case may be, would severely injure the Company and its affiliates. Accordingly, for a period of one (1) year after Employee’s termination of employment with the Company and/or its affiliates, as the case may be, for any reason whatsoever, Employee agrees: (1) not to engage in any way whatsoever, directly or indirectly, including as an employee, consultant, advisor, principal, partner or substantial shareholder, with any firm or business that directly competes with the Company or its affiliates in their principal products and markets; and (2), on behalf of any such competitive firm or business, not to solicit any person or business that was at the time of such termination and remains a customer or prospective customer, a supplier or prospective supplier, or an employee of the Company or an affiliate.

4. Notice to Prospective Employers. Employee agrees that, with respect to each prospective employer with which Employee applies or interviews for employment during the term of Employee’s employment with the Company and/or its affiliates, as the case may be, and within one year after the termination of the Employee’s employment with the Company and/or its affiliates, as the case may be, Employee will inform the prospective employer of the existence of this Agreement and will provide the prospective employer with a copy of this Agreement.

5. Improvements and Inventions. Any and all improvements or inventions that Employee may make or participate in during Employee’s period of employment with the Company and/or its affiliates, as the case may be, unless wholly unrelated to the business of the Company and its affiliates and not produced within the scope of Employee’s employment hereunder, shall be the sole and exclusive property of the Company and its affiliates. Employee shall, whenever requested by the Company and its affiliates, execute and deliver any and all documents that the Company and its affiliates deems appropriate in order to apply for and obtain patents or copyrights in improvements or inventions or in order to assign and/or convey to the Company and its affiliates the sole and exclusive right, title and interest in and to such improvements, inventions, patents, copyrights or applications.

6. Successors and Assigns. This Agreement may not be assigned by Employee. This Agreement is binding upon, and inures to the benefit of, the Company and its affiliates and their successors and assigns.

7. Actions and Survival. The parties agree and acknowledge that the rights conveyed by this Agreement are of a unique and special nature and that the Company and its affiliates will not have an adequate remedy at law in the event of a failure by Employee to abide by its terms and conditions, nor will money damages adequately compensate for such injury. Therefore, in the event of a breach of this Agreement by Employee, the Company and its affiliates shall have the right, among other rights, to damages sustained thereby and to obtain an injunction or decree of specific performance from a court of competent jurisdiction to restrain or compel Employee to perform as agreed herein without posting any bond. For the avoidance of doubt, each affiliate of the Company is an intended third party beneficiary of this Agreement.

8. Other Agreements and Amendment. This Agreement shall not supersede or otherwise affect any employment or other agreement to which the Employee is a party, whether or not such other agreement contains restrictive covenants. This Agreement may be amended only by a written document signed by both parties to this Agreement.

9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. Any litigation pertaining to this Agreement shall be adjudicated in courts located in Duval County, Florida.

10. Severability. If any section, subsection or provision hereof is found for any reason whatsoever to be invalid or inoperative, that section, subsection or provision shall be deemed severable and shall not affect the force and validity of any other provision of this Agreement. If any covenant herein is determined by a court to be overly broad thereby making the covenant unenforceable, the parties agree and it is their desire that such court shall substitute a reasonable judicially enforceable limitation in place of the offensive part of the covenant and that as so modified the covenant shall be as fully enforceable as if set forth herein by the parties themselves in the modified form. The covenants of Employee in this Agreement shall each be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against the Company and its affiliates, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company and its affiliates of the covenants in this Agreement.

[Remainder of page is intentionally blank.]

IN WITNESS WHEREOF, each party has signed this Agreement on the date shown below.

BLACK KNIGHT FINANCIAL SERVICES, LLC		EMPLOYEE

By:		By:
Name:	William P. Foley, II	Name:	John Rood
Title:	Chairman

Date:		Date: